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                          MATTHEWS INTERNATIONAL FUNDS

                Administration and SHAREHOLDER SERVICES AGREEMENT

            THIS Administration and SHAREHOLDER SERVICES AGREEMENT (this "AGREEMENT") is made as of the 13th day of August, 2004, by and between MATTHEWS INTERNATIONAL FUNDS, a statutory trust organized under the laws of the State of Delaware (the "TRUST"), and MATTHEWS INTERNATIONAL CAPITAL MANAGEMENT, LLC, a limited liability company organized and existing under the laws of the State of Delaware (the "MICM").

                                   WITNESSETH

            WHEREAS, the Trust is registered as open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 ACT");

            WHEREAS, the Trust, on behalf of certain series of the Trust listed on Exhibit A hereto, as the same may be amended from time to time (each, a "FUND" and collectively, the "FUNDS"), wishes to retain MICM to coordinate the provision of services to shareholders of the Funds, either by MICM directly or by broker-dealers, retirement plan administrators, and other shareholder service providers ("SERVICE PROVIDERS"), which may include affiliates of MICM, and MICM is willing to furnish those services and to arrange for the provision of those services, subject to the oversight of the Trust's Board of Trustees; and

            WHEREAS, the Trust, on behalf of the Funds, wishes to retain MICM to perform certain administrative services on behalf of the Funds, and MICM is willing to furnish those services, subject to the oversight of the Trust's Board of Trustees.

            NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

            1. Appointment. The Trust, on behalf of the Funds, hereby appoints MICM to provide the shareholder services specified in Section 2 to all shareholders of the Funds, some of whom may be clients of the Service Providers, and to perform the administrative services specified in Section 3 on behalf of the Funds. MICM accepts the appointment and agrees to furnish through its own organization, or through the Service Providers, as the case may be, those administrative and shareholder services in return for compensation as provided in Section 8 of this Agreement. MICM agrees that the administrative and shareholder services required to be furnished hereunder shall be furnished in compliance with all relevant provisions of state and federal law, and in compliance with all applicable rules and regulations of all relevant regulatory agencies, including, without limitation, the 1940 Act, the Securities Exchange Act of 1934, as amended (the "1934 ACT"), the applicable rules and regulations promulgated thereunder, and the conduct Rules of the National Association of Securities Dealers, Inc.

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            2.    Shareholder Services on a Continuing Basis. MICM will perform or arrange for the provision of the following shareholder services on a regular basis which shall be daily, weekly, or as otherwise appropriate, unless otherwise specified by the Trust:

                  (a)   Respond to shareholder communications;

                  (b) Coordinate shareholder mailings, which includes transmitting proxy statements, annual reports, prospectuses, and other correspondence from the Funds to shareholders where such shareholders hold shares of the Funds registered in the name of MICM, a Service Provider, or their nominees;

                  (c) Provide regular communications and investor education materials to shareholders, which may include communications via electronic means such as electronic mail;

                  (d) Provide certain shareholder services not handled by the Funds' transfer agent;

                  (e) Communicate with investment advisers whose clients own or hold shares in the Funds; and

                  (f) Provide such other information and assistance to shareholders as may be reasonably requested by such shareholders.

MICM and the Service Providers are under no obligation to, and shall not, provide pursuant to this Agreement any services with respect to the sale or distribution of shares of the Funds.

            3. Administrative Services on a Continuing Basis. MICM will perform the following administrative services on behalf of the Funds on a regular basis which shall be daily, weekly, or as otherwise appropriate, unless otherwise specified by the Trust:

                  (a) Oversee the activities of the Funds' transfer agent, accounting agent, custodian and administrator;

                  (b) Assist with the calculation of the net asset value of each Fund on a daily basis;

                  (c) Oversee each Funds' compliance with its legal, regulatory and ethical policies and procedures; and

                  (d) Assist with the preparation of agendas and other materials drafted by the Funds' third-party administrator for the Trust's Board meetings.

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            4.    Standard of Care. MICM and the Service Providers shall be
under no duty to take any action on behalf of the Funds except as specifically set forth herein or as may be specifically agreed to by MICM or the Service Providers with the Trust in writing. In the performance of the duties hereunder, MICM and the Service Providers shall be obligated to exercise due care and diligence and to act in good faith and to use their best efforts. Agreements with Service Providers shall provide for at least the same standard of care, indemnification coverage, confidentiality, requirements for use of information about the Funds, and other material requirements to which MICM is subject under this Agreement. Without limiting the generality of the foregoing or of any other provision of this Agreement, neither MICM nor any Service Provider shall be liable for delays or errors or losses of data that result from acts or war or terrorism, national emergencies or catastrophes directly affecting MICM or Service Provider, but such relief from liability shall not extend to delays, errors, or losses of data that result from power failures or other contingencies that typically are addressed by contingency or emergency plans meeting industry standards.

            5. Nonpublic Personal Information. Notwithstanding any provision herein to the contrary, MICM agrees on behalf of itself and its directors, partners, officers, and employees (a) to treat confidentially and as proprietary information of the Trust and the Funds (i) all records and other information relative to the Trust and the Funds and their prior, present, or potential shareholders (and clients of said shareholders) and (ii) any Nonpublic Personal Information, as defined under Section 248.3(t) of Regulation S-P ("REGULATION S-P"), promulgated under the Gramm-Leach-Bliley Act (the "G-L-B ACT"), and (b) not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, or as otherwise permitted by the privacy policies adopted by the Trust and the Funds, Regulation S-P or the G-L-B Act, except after prior notification to and approval in writing by the Trust. Such written approval shall not be unreasonably withheld by the Trust or and may not be withheld where MICM may be exposed to civil or criminal contempt proceedings for failure to comply after being requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

            6. Independent Contractor. MICM shall, for all purposes herein, be deemed to be an independent contractor, and MICM and the Service Providers shall, unless otherwise expressly provided and authorized to do so, have no authority under this Agreement to act for or represent the Trust or the Funds in any way, or in any way be deemed an agent for the Trust or for the funds, except to the limited extent expressly provided in this Agreement. It is expressly understood and agreed that the services to be rendered by MICM under the provisions of this Agreement are not to be deemed exclusive, and MICM shall be free to render similar or different services to others so long as its ability to render the services provided for in this Agreement shall not be impaired materially thereby.

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            7.    Expenses.

                  (a) With respect to the operation of each Fund, MICM is responsible for (i) the compensation of any of the Trust's trustees, officers, and employees who are affiliates of MICM (but not the compensation of employees performing services in connection with expenses which are the Fund's responsibility under Subparagraph 7(b) below), (ii) the expenses of printing and distributing the Funds' prospectuses, statements of additional information, and sales and advertising materials (but not the legal, auditing or accounting fees attendant thereto) to prospective investors (but not to existing shareholders), and (iii) providing office space and equipment reasonably necessary for the operation of the Funds.

                  (b) Each Fund is responsible for and has assumed the obligation for payment of all of its expenses, other than as stated in Subparagraph 7(a) above, including but not limited to: fees and expenses incurred in connection with the issuance, registration and transfer of its shares; brokerage and commission expenses; all expenses of transfer, receipt, safekeeping, servicing and accounting for the cash, securities and other property of the Trust for the benefit of the Funds including all fees and expenses of its custodian, shareholder services agent and accounting services agent; interest charges on any borrowings; costs and expenses of pricing and calculating its daily net asset value and of maintaining its books of account required under the 1940 Act; taxes, if any; expenditures in connection with meetings of each Fund's Shareholders and Board of Trustees that are properly payable by the Fund; salaries and expenses of officers and fees and expenses of members of the Trust's Board of Trustees or members of any advisory board or committee who are not members of, affiliated with or interested persons of MICM; insurance premiums on property or personnel of each Fund which inure to its benefit, including liability and fidelity bond insurance; the cost of preparing and printing reports, proxy statements, prospectuses and statements of additional information of the Fund or other communications for distribution to existing shareholders; legal, auditing and accounting fees; trade association dues; fees and expenses (including legal fees) of obtaining and maintaining any required registration or notification for its shares for sale under federal and applicable state and foreign securities laws; all expenses of maintaining and servicing shareholder accounts, including all charges for transfer, shareholder recordkeeping, dividend disbursing, redemption, and other agents for the benefit of the Funds, if any; and all other charges and costs of its operation plus any extraordinary and non-recurring expenses, except as herein otherwise prescribed.

                  (c) To the extent MICM incurs any costs by assuming expenses which are an obligation of a Fund as set forth herein, such Fund shall promptly reimburse MICM for such costs and expenses, except to the extent MICM has otherwise agreed to bear such expenses. To the extent the services for which a Fund is obligated to pay are performed by MICM, MICM shall be entitled to recover from such Fund to the extent of MICM's actual costs for providing such services.

            8.    Compensation.

                  (a) As compensation for the services rendered by MICM during the term of this Agreement, the Funds will pay to MICM a service fee, not to exceed the per

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annum percentage of the average daily net asset value of the Funds' shares, as set forth on Exhibit B (the "ADMINISTRATION AND SHAREHOLDER SERVICE Fee"). MICM will collect such fee applicable to clients of the Service Providers that furnish the shareholder services specified in Section 2 above for the separate account of each Service Provider.

                  (b) The Funds shall pay to MICM within five (5) business days after the end of each calendar month a monthly fee of one-twelfth (1/12) of the Administration and Shareholder Service Fee of the Funds' average daily net asset value for the month. The net asset value shall be calculated in the manner provided in each Fund's prospectus and statement of additional information then in effect.

                  (c) The initial Administration and Shareholder Service Fee under this Agreement shall be payable on the first business day of the first month following the effective date of this Agreement and shall be prorated as set forth below. If this Agreement is terminated prior to the end of any month, the Administration and Shareholder Service Fee to MICM shall be prorated for the portion of any month in which this Agreement is in effect which is not a complete month according to the proportion which the number of calendar days in the month during which the Agreement is in effect bears to the number of calendar days in the month, and shall be payable within ten (10) days after the date of termination.

                  (d) MICM may, but is not required to, reduce all or a portion of the compensation or reimbursement of expenses due to it pursuant to this Agreement and may agree to make payments to limit the expenses which are the responsibility of the Funds under this Agreement. Any such reduction, reimbursement, or payment (collectively, "SUBSIDIES") shall be applicable only to such specific subsidy and shall not constitute an agreement to continue such subsidy in the future. Any such subsidy will be agreed to prior to accrual of the related expense or fee and will be estimated daily and reconciled and paid on a monthly basis. MICM may also agree contractually to limit the operating expenses of the Funds. MICM may seek reimbursement of any subsidies made by MICM either voluntarily or pursuant to contract. The reimbursement of any subsidy must be sought no later than the end of the third fiscal year following the year to which the subsidy relates. MICM may not request or receive reimbursement for any subsidies before payment of the ordinary operating expenses of the Funds for the current fiscal year and cannot cause the Funds to exceed the limitation to which MICM has agreed in making such reimbursement.

                  (e) MICM may agree not to require payment of any portion of the compensation or reimbursement of expenses otherwise due to it pursuant to this Agreement prior to the time such compensation or reimbursement has accrued as a liability of the Funds. Any such agreement shall be applicable only with respect to the specific items covered thereby and shall not constitute an agreement not to require payment of any future compensation or reimbursement due to MICM hereunder.

            9.    Indemnification.

                  (a) The Funds agree to indemnify and hold harmless MICM and its officers and directors from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, liabilities arising under the Securities Act of 1933,

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as amended (the "1933 ACT"), the 1934 Act, the 1940 Act, and any state and foreign securities laws, all as amended from time to time) and expenses, including (without limitation) reasonable attorneys' fees and disbursements, arising directly or indirectly from any action or thing which MICM takes or does or omits to take or do (i) at the request or on the direction of or in reliance on the advice of the Funds or (ii) upon oral or written instructions from an officer of the Funds, provided that MICM shall not be indemnified against any liability to the Funds or to the Fund's shareholders (or any expenses incident to such liability) arising out of MICM's or any Service Provider's own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties and obligations under this Agreement.

                  (b) MICM agrees to indemnify and hold harmless the Funds, the Trust and its officers and Trustees from all claims and liabilities (including, without limitation, liabilities arising under the 1933 Act, the 1934 Act, the 1940 Act, and any state and foreign securities laws, all as amended from time to time) and expenses, including (without limitation) reasonable attorneys' fees and disbursements, arising directly or indirectly from any action or thing which MICM or any Service Provider takes or does or omits to take or do which is in violation of this Agreement, not in accordance with written instructions given by an officer of the Trust, in violation of written procedures then in effect, or arising out of MICM's or the Service Provider's own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties and obligations under this Agreement.

                  (c) No provision of this Agreement shall be construed to protect any Trustee or officer of the Trust, or partner or officer of MICM, from liability in violation of Sections 17(h) and (i) of the 1940 Act.

            10. Subcontracting or Delegation. MICM is authorized to appoint and compensate from its own resources one or more other entities to perform any or all of their respective obligations under this Agreement on a subcontracted or delegated basis. If MICM appoints one or more other entities to perform any or all of their respective obligations under this Agreement on a subcontracted or delegated basis, MICM will remain liable to the Funds for the acts and omissions of such other entities as if MICM itself performed such obligations. MICM will notify the Funds promptly, but in any event no later than thirty (30) days after any subcontracting or delegation.

            11. Anti-Money Laundering Compliance. MICM acknowledges that, in compliance with the Bank Secrecy Act, as amended, the USA PATRIOT Act, and any respective implementing regulations (collectively, the "AML LAWS"), the Trust has adopted an Anti-Money Laundering Policy. MICM agrees to comply with the Trust's Anti-Money Laundering Policy and the AML Laws, as the same may apply to MICM, now and in the future. MICM further agrees to provide to the Trust and/or the Funds such reports, certifications and contractual assurances as may be requested by Trust and/or the Funds. The Trust and the Funds may disclose information respecting MICM to governmental and/or regulatory or self-regulatory authorities to the extent required by applicable law or regulation and may file reports with such authorities as may be required by applicable law or regulation.

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

            12. Duration and Termination. This Agreement shall commence on August 31, 2004 and continue until termination by the Trust or MICM on sixty
(60) days' prior written notice to the other. MICM's Indemnification obligations under Section 9(b) shall survive the termination of this Agreement.

            13.   Miscellaneous.

                  (a) This Agreement, including all Exhibits hereto, as the same may be amended from time to time, shall constitute the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings, relating to the subject matter hereof.

                  (b) If any provision of this Agreement shall be held or made invalid by a court decision, statute or rule, or shall be otherwise rendered invalid, the remainder of this Agreement shall not be affected thereby.

                  (c) This Agreement or any part hereof may be changed or waived only by an instrument in writing signed by the party against which enforcement of such charge or waiver is sought.

                  (d) The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

                  (e) Any notice under this Agreement shall be given in writing, addressed and delivered or mailed postage prepaid, to the other party at the principal office of such party.

                  (f) This Agreement shall be governed by and construed in accordance with the laws of the State of California as applicable to contracts between California residents entered into and to be performed entirely within California.

                  (g) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

                  (h) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

                            [Signature Page Follows]

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      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their officers designated below on the day and year first above written.

            MATTHEWS INTERNATIONAL FUNDS

            By: _______________________________
                G. Paul Matthews
                President

            MATTHEWS INTERNATIONAL CAPITAL MANAGEMENT, LLC

            By: __________________________________________
                G. Paul Matthews
                Chairman and Co-Chief Executive Officer

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                                    EXHIBIT A

                          MATTHEWS INTERNATIONAL FUNDS

                                  FUND SCHEDULE

Fund                                             Effective Date

-    Matthews Pacific Tiger Fund                 August 31, 2004

-    Matthews Asian Growth and Income Fund       August 31, 2004

-    Matthews Korea Fund                         August 31, 2004

-    Matthews China Fund                         August 31, 2004

-    Matthews Japan Fund                         August 31, 2004

-    Matthews Asian Technology Fund              August 31, 2004

-    Matthews Asia Pacific Fund                  August 31, 2004


MATTHEWS INTERNATIONAL FUNDS   MATTHEWS INTERNATIONAL CAPITAL MANAGEMENT, LLC

By: ______________________     By: _______________________________________
    G. Paul Matthews               G. Paul Matthews
    President                      Chairman and Co-Chief Executive Officer

                                    EXHIBIT B

                          MATTHEWS INTERNATIONAL FUNDS
                                 COVERED BY THE
                ADMINISTRATION AND SHAREHOLDER SERVICES AGREEMENT

The Administration and Shareholder Service Fee for the Fund Complex is as follows:

                                      Administration and Shareholder Service Fee as a Percent of
Portfolio Value of the Funds                         Portfolio Value of the Funds
-----------------------------         ----------------------------------------------------------
                                                           (Not to Exceed)
$0 to $2 Billion                      0.25% of average daily net assets
$2 Billion to $5 Billion              0.20% of average daily net assets
Over $5 Billion                       0.15% of average daily net assets

MATTHEWS INTERNATIONAL FUNDS   MATTHEWS INTERNATIONAL CAPITAL MANAGEMENT LLC

By: ______________________     By: _________________________________________
    G. Paul Matthews               G. Paul Matthews
    President                      Chairman and Co-Chief Executive Officer